                                                                       Exhibit 5


                          [FORM OF FACE OF CERTIFICATE]


NUMBER      COMMON STOCK
U-______
                                                                   COMMON STOCK


INCORPORATED UNDER THE LAWS                                              SHARES
    OF THE STATE OF MINNESOTA                                           ________


THIS CERTIFICATE IS TRANSFERABLE                               SEE REVERSE FOR
               IN NEW YORK CITY                              CERTAIN DEFINITIONS


                                                               CUSIP 6706K4 10 5


                  NUVEEN PREMIUM INCOME MUNICIPAL FUND 4, INC.

         THIS CERTIFIES THAT _____________________________________________ IS
THE OWNER OF __________________________________________ FULLY PAID AND
NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE COMMON STOCK OF NUVEEN PREMIUM INCOME MUNICIPAL FUND 4, INC. (herein called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation as amended (a copy of which is on file at the office of the Transfer Agent), to all of which the holder by acceptance hereof expressly assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile signatures of the duly authorized officers of the Corporation.


Dated ___________________________   Nuveen Premium Income Municipal Fund 4, Inc.


COUNTERSIGNED AND REGISTERED:
         UNITED STATES TRUST COMPANY OF NEW YORK
                  TRANSFER AGENT AND REGISTRAR,


By________________________________


      __________________          ________________         _____________________
      AUTHORIZED OFFICER             SECRETARY             CHAIRMAN OF THE BOARD

                          [FORM OF BACK OF CERTIFICATE]

                  NUVEEN PREMIUM INCOME MUNICIPAL FUND 4, INC.

Nuveen Premium Income Municipal Fund 4, Inc. will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Corporation authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Corporation.


         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM      --   as tenants in common           UNIF GIFT MIN ACT         --                Custodian
                                                                                    -------------------------------
     TEN ENT     --   as tenants by the entireties                                    (Cust)                (Minor)
                                                                                    under Uniform Gifts to Minors
     JT TEN      --   as joint tenants with right
                      of survivorship and not as                                    Act
                      tenants in common                                                ----------------------------
                                                                                                     (State)

   For Value Received ____________________ hereby sell, assign and transfer unto


   PLEASE INSERT SOCIAL SECURITY OR
 OTHER IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

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Shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

     Dated _______________


In presence of

___________________________________






                                      __________________________________________
                              NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                      CORRESPOND WITH THE NAME AS WRITTEN UPON
                                      THE FACE OF THE CERTIFICATE IN EVERY
                                      PARTICULAR, WITHOUT ALTERATION OR
                                      ENLARGEMENT OR ANY CHANGE WHATEVER.

CERTIFICATE                                               NUMBER OF
  NUMBER                                                  SHARES
                                                                 --------------
---------


                  NUVEEN PREMIUM INCOME MUNICIPAL FUND 4, INC.
               Organized Under the Laws of the State of Minnesota
          Municipal Auction Rate Cumulative Preferred Stock, Series
                                                                    --------
                            $.01 Par Value Per Share
                     $      Liquidation Preference Per Share
                      ------

                                                           CUSIP NO.
                                                                    -----------


This Certifies that                is the owner of               fully paid and
non-assessable shares of Municipal Auction Rate Cumulative Preferred Stock,
Series   , $.01 par value per share, $         liquidation preference per share,
of Nuveen Premium Income Municipal Fund 4, Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholder upon request and without charge. The Fund is organized as a Minnesota corporation.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its
duly authorized officers this      day      of       ,       A.D.



BANKERS TRUST COMPANY                       NUVEEN PREMIUM INCOME MUNICIPAL FUND
As Transfer Agent and Registrar              4, INC.

By:                                       By:
----------------------------------            ----------------------------------
        Authorized Signature                         Vice President

                                          Attest:
                                                 -------------------------------
                                                    Assistant Secretary

FOR VALUE RECEIVED,     hereby sell, assign and transfer unto            Shares
represented by the within Certificate, and do hereby irrevocably constitute and
appoint            Attorney to transfer the said Shares on the books of the
within named Corporation with full power of substitution in the premises.


Dated
     ------------,-------

In the presence of

-------------------------------------

     No registration of transfer of shares of Municipal Auction Rate Cumulative Preferred Stock evidenced by this Certificate shall be made on the books of the Corporation to any person other than the Securities Depository (as such term is defined in the Corporation's Articles of Incorporation, including the Statement establishing the rights and preferences of such Preferred Stock) or its nominee, nor may the shares of Municipal Auction Rate Cumulative Preferred Stock evidenced by this Certificate be sold, transferred, or otherwise disposed of, except as provided in such Articles of Incorporation. A copy of such Articles of Incorporation may be obtained by request addressed to the Secretary of the Corporation and may be examined at the office of the Secretary of State of the State of Minnesota, as defined in the Articles.

     The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Corporation authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Corporation.